LOOMIS SAYLES FUNDS I
      Amendment No. 1 to Amended and Restated
Agreement and Declaration of Trust

      The undersigned, being at least a majority of the Trustees of Loomis Sayles Funds I (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

      Section 9 of Article VIII of the Declaration of Trust is hereby amended to read in its entirety as follows:

Section 9. Addresses. The address of the
Trust is 888 Boylston Street, Suite 800,
Boston, Massachusetts 02199-8197. The
address of each of the Trustees is 888
Boylston Street, Suite 800, Boston,
Massachusetts 02199-8197.

      The foregoing amendment shall be effective on September 15, 2017.

      IN WITNESS WHEREOF, we have
hereunto set our hand for ourselves and for our successors and assigns as of the 15th day of September 2017.




/s
/
K
e
vi
n
P.
C
h
ar
le
st
o
n

/
s
/

M
a
u
r
e
e
n

B
..
M
i
t
c
h
e
l
l
K
e
vi
n
P.
C
h
ar
le
st
o
n

M
a
u
r
e
e
n

B
..
M
i
t
c
h
e
l
l



/s
/
K
e
n
n
et
h
A
..
D
ru
c
k
er

/
s
/

S
a
n
d
r
a

O
..
M
o
o
s
e
K
e
n
n
et
h
A
..
D
ru
c
k
er

S
a
n
d
r
a

O
..
M
o
o
s
e



/s
/
E
d
m
o
n
d
J.
E
n
gl
is
h

/
s
/

J
a
m
e
s

P
..
P
a
l
e
r
m
o
E
d
m
o
n
d
J.
E
n
gl
is
h

J
a
m
e
s

P
..
P
a
l
e
r
m
o



/s
/
D
a
vi
d
L.
G
iu
nt
a

/
s
/

E
r
i
k

R
..
S
i
r
r
i
D
a
vi
d
L.
G
iu
nt
a

E
r
i
k

R
..
S
i
r
r
i



/s
/
R
ic
h
ar
d
A
..
G
o
gl
ia

/
s
/

P
e
t
e
r

J
..
S
m
a
i
l
R
ic
h
ar
d
A
..
G
o
gl
ia

P
e
t
e
r

J
..
S
m
a
i
l



/s
/
W
e
n
d
el
l
J.
K
n
o
x

/
s
/

C
y
n
t
h
i
a

L
..
W
a
l
k
e
r
W
e
n
d
el
l
J.
K
n
o
x

C
y
n
t
h
i
a

L
..
W
a
l
k
e
r



/s
/
M
ar
ti
n
T.
M
ee
h
a
n


M
ar
ti
n
T.
M
ee
h
a
n




Exhibit 77Q1(i)